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                                   May 5, 1997


Lexington Health Care Group, Inc.
35 Park Place
New Britain, Connecticut 06052

Gentlemen:

     You have requested our opinion in connection with the Registration Statement on Form S-1 (the "Registration Statement) of Lexington Health Care Group, Incl (the "Company"), relating to the following securities of the Company (the "Securities") to be issued pursuant to the Company's initial public offering and pursuant to the exercise of registered warrants as set forth therein:

            (a) 1,293,750 shares of Common Stock (including 168,750 shares which the Underwriter has the option to purchase to cover over-allotments) (the "Common Stock");

            (b) 1,940,625 Common Stock Purchase Warrants (including 253,125 warrants which the Underwriter has the option to purchase to cover over-allotments) (the "Warrants"); and

            (c) 1,940,625 shares of Common Stock issuable upon exercise of the Warrants, pursuant to the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company to be executed in connection with the Company's initial offering (the "Warrant Agreement").

            We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

            Based on the foregoing, we are of the opinion that the Common Stock and Warrants, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable. We are of the opinion that the Common Stock underlying the Warrants, when paid for and issued as contemplated by the Warrant Agreement, will be legally issued, fully


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Lexington Health Care Group, Inc.
May 5, 1997
Page 2

paid and non-assessable.

            We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein.


                                    Sincerely,


                             /s/ Gersten, Savage, Kaplowitz, Fredericks & Curtin
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                             Gersten, Savage, Kaplowitz, Fredericks & Curtin,
                             LLP